                                                                    EXHIBIT 10.5

                       VESTAR CAPITAL PARTNERS III, L.P.
                                245 PARK AVENUE
                           NEW YORK, NEW YORK 10167



                                 April 27, 1999

CONFIDENTIAL
------------

Mr. Robert Gray
Chief Executive Officer
St. John Knits, Inc.
17422 Derian Avenue
Irvine, California 92614

Dear Bob:

          Enclosed is a copy of the final version of the summary of the principal terms of the equity incentive compensation arrangements relating to you, Marie St. John and Kelly Gray (collectively, the "Gray Family") in connection with the terms of your employment with the new St John Knits International, Incorporated (the "Company"). Also enclosed are copies of the new St. John Knits International, Incorporated 1999 Stock Option Plan and a form of Stock Option Agreement to be entered into by the Company and each member of the Gray Family, which documents have been modified to reflect our discussions and are substantially in forms that reflect our agreement regarding the terms of the equity incentive portion of the Gray Family's compensation arrangements with the Company.

          If you agree that the enclosed documents reflect the principal terms of the equity incentive compensation arrangements to be entered into by the Gray Family and the Company and are in substantially the form to be executed by the Gray Family after final review by your lawyers, please sign below and return a copy of this letter agreement to your attorney. This letter agreement may be executed in counterparts.

          All of us here at Vestar are very excited about the transaction and will be speaking to you soon. We will all be working hard to close the transaction and get on to business.


                                    Very truly yours,

                                    /s/ JAMES P. KELLEY
                                    ---------------------
                                    James P. Kelley

Acknowledged and Agreed:


   /s/ ROBERT  E. GRAY
-------------------------
Robert E. Gray

                   SUMMARY OF TERMS FOR GRAYS' STOCK OPTIONS

Stock Options:          The Company will grant the Grays non-qualified options
                        to purchase an aggregate of 5% of the Company's common stock (on a fully diluted basis) (the "Stock") to be allocated among the Grays prior to Closing.

Exercisability:         The options will vest 1/3 annually on each of the first
                        three anniversaries of the grant date, but will only become exercisable if and to the extent that either of the following occurs:

                        (i) the Company achieves the EBITDA Targets as follows:

                                Fiscal Year 1999 - $70.4 million
                                Fiscal Year 2000 - $76.2 million
                                Fiscal Year 2001 - $82.4 million

                        or, in the event all such EBITDA Targets have not been achieved and the Grays are employed by the Company through at least the end of Fiscal Year 2001,

                        (ii) either (a) upon the occurrence of the first public offering occurring after the Closing Date (an "IPO") wherein the price of the shares of Stock sold in the IPO would, if Vestar sold shares of its Stock in the IPO, result in Vestar achieving an internal rate of return of 20% or more (the "IRR") on any such sale or (b) upon the occurrence of a Change of Control, wherein the consideration for the shares of Stock sold or disposed of in the Change of Control results in Vestar achieving the IRR.

                        In addition, in the event that any member of the Gray family's employment terminates for any reason (other than for Cause, death or Disability) prior to Fiscal Year 2001, upon the occurrence of either of the events set forth in (i) and (ii), above, such individual will only be permitted to exercise the tranche of options in which the individuals had vested prior to such terminations of employment.

Death and Disability:   In the event that any member of the Gray family dies or
                        becomes disabled prior to the end of Fiscal Year 2001, such individual's options will remain outstanding and be treated in the same manner as if the individual had remained employed with the Company through the end of Fiscal Year 2001.

Option Term:                    Except as otherwise provided herein, the option
                                term will be 10 years after the date of grant;
                                provided, however, that (i) upon the occurrence of either an IPO or a Change of Control, the Grays will have 30 days following either such event to exercise all options that are exercisable (or become exercisable upon Vestar's achievement of the IRR) and, thereafter, all such options will terminate: (ii) in the event that the Grays' employment terminates for any reason (other than death or Disability), all unexercisable options shall terminate; and (iii) upon the occurrence of either (a) and IPO wherein the price of the shares of Stock sold in the IPO would, if Vestar sold shares in the IPO, result in Vestar's failure to achieve the IRR on such sale or (b) a Change of Control, wherein the consideration for the shares of Stock sold or disposed of in the Change of Control would result in Vestar's failure to achieve the IRR, all unexercisable options will terminate.

Option Exercise Price:          $30 per share [the same price paid by Vestar].

Dilution:                       The Grays shall be subject to the same dilution
                                on the options as the common stockholders.

Puts: Any puts applicable to the Grays' other equity would be equally applicable to common stock that may be purchased by the Grays upon exercise of the options ("Option Stock").

Financing Restrictions:         Repurchases of Option Stock and options by the
                                Company will be subject to restrictions under certain of its financing agreements.

Drag-along/Tag-along:           Drag-along and tag-along rights applicable to
                                the Grays' other equity would be equally applicable to options and Option Stock, so that Vestar will have the right to cause pro rata participation by the Grays, and the Grays will have the right to tag-along, in stock sales by Vestar.

Registration Rights:            After an IPO, the Company will use its
                                reasonable best efforts to cause the Option
                                Stock to be registered on a Form S-8, although any such Option Stock will continue to be subject to any restrictions on transfer applicable to the Grays' other equity. The piggyback registration rights (subject to customary limitations) applicable to the Grays' other equity would be equally applicable to Option Stock.

Restrictions on Transfer:       Options shall not be transferable, other than
                                transfers to the Grays' estates upon their deaths. Restrictions on transfer that are applicable to the Grays' other equity would also apply to Option Stock, with a right of first refusal for any permitted sales of Option Stock, other than in a public offering or a Rule 144 sale.

                  ST. JOHN KNITS INTERNATIONAL, INCORPORATED
                            1999 STOCK OPTION PLAN


          ST. JOHN KNITS INTERNATIONAL, INCORPORATED, a Delaware corporation (together with its successors, the "Company"), hereby adopts this Stock Option Plan for Employees (as defined below) of the Company and its affiliates. The purposes of this Plan are as follows:

          To further the growth, development and financial success of the Company by providing additional incentives to certain of its Employees, by assisting them to become owners of capital stock of the Company and thus to benefit directly from its growth, development and financial success.

          To enable the Company to obtain and retain the services of Employees considered essential to the long range success of the Company by providing and offering them an opportunity to become owners of capital stock of the Company under Options.


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Section 1.1 - General.  Whenever the following terms are used in this
          -----------   -------
Plan they shall have the meaning specified below unless the context clearly indicates to the contrary.

          Section 1.2 - Board. "Board" shall mean the Board of Directors of the
          -----------   -----
Company.

          Section 1.3 - Code.  "Code" shall mean the Internal Revenue Code of
          -----------   ----
1986, as amended.

          Section 1.4 - Committee.  "Committee" shall mean the Compensation
          -----------   ---------
Committee of the Board determined as provided in Section 6.1.

          Section 1.5 - Common Stock.  "Common Stock" shall mean the common
          -----------   ------------
stock, par value $0.01 per share, of the Company.

          Section 1.6 - Common Stock Equivalents.  "Common Stock Equivalents"
          -----------   ------------------------
shall mean any stock, warrants, rights, calls, options or other securities exchangeable or exercisable for or convertible into Common Stock.

          Section 1.7 - Employee.  "Employee" shall mean any employee (as
          -----------   --------
defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company or an affiliate, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

          Section 1.8 - Grant Date.  "Grant Date" shall mean the date on which
          -----------   ----------
an Option is granted under the Plan.

          Section 1.9 - Option.  "Option" shall mean an option granted under the
          -----------   ------
Plan to purchase Common Stock. Options include only options which are not intended to be "incentive stock options" under Section 422 of the Code.

          Section 1.10 - Option Price.  "Option Price" shall have the meaning
          ------------   ------------
given in Section 4.2.

          Section 1.11 - Optionee.  "Optionee" shall mean an Employee to whom an
          ------------   --------
Option is granted under the Plan.

          Section 1.12 - Permitted Transferee.  "Permitted Transferee" shall
          ------------   --------------------
have the meaning set forth in the Option Agreement.

          Section 1.13 - Plan.  "Plan" shall mean the St. John Knits
          ------------   ----
International, Incorporated 1999 Stock Option Plan.

          Section 1.14 - Pronouns.  The masculine pronoun shall include the
          ------------   --------
feminine and neuter and the singular shall include the plural, where the context so indicates.

          Section 1.15 - Secretary.  "Secretary" shall mean the Secretary of the
          ------------   ---------
Company.

          Section 1.16 - Stock Option Agreement.  "Stock Option Agreement" shall
          ------------   ----------------------
mean any agreement between the Optionee and the Company providing for the granting of an Option.

          Section 1.17 - Termination of Employment.  "Termination of Employment"
          ------------   -------------------------
shall mean the time when the Optionee's employment with the Company is terminated for any reason whatsoever. The Board, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, all questions of whether particular leaves of absence constitute Terminations of Employment.


                                  ARTICLE II

                            SHARES SUBJECT TO PLAN
                            ----------------------

          Section 2.1 - Shares Subject to Plan.  The shares of capital stock
          -----------   ----------------------
subject to Options shall be shares of Common Stock of the Company. The aggregate number of shares of Common Stock which may be issued upon exercise of Options under the Plan shall not exceed 727,360.

          Section 2.2 - Unexercised Options.  If any Option expires or is
          -----------   -------------------
canceled without having been fully exercised the number of shares subject to such Option but as to which such

Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitations of Section 2.1.

          Section 2.3 - Changes in Common Stock.  If the outstanding shares of
          -----------   -----------------------
Common Stock are hereafter changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company, or of another corporation, by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares or otherwise, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted, including adjustment of the limitations of Section 2.1 on the maximum number and kind of shares which may be issued upon exercise of Options.


                                  ARTICLE III

                              GRANTING OF OPTIONS
                              -------------------

          Section 3.1 - Eligibility.  Any Employee shall be eligible to be
          -----------   -----------
granted Options.

          Section 3.2 - Granting of Options.  The Committee shall from time to
          -----------   -------------------
time, in its absolute discretion:

               (i) determine which Employees shall be granted Options under the Plan; and

               (ii) determine the number of shares to be subject to such Options granted to such Employees; and

               (iii) determine the terms and conditions of such Options, consistent with the Plan; and

               (iv) establish such conditions as to the manner of exercise of such Options as it may deem necessary, including but not limited to requiring Optionees to enter into agreements regarding transferability and other restrictions with respect to shares issuable upon exercise of such Options.


                                  ARTICLE IV

                               TERMS OF OPTIONS
                               ----------------

          Section 4.1 - Option Agreement.  Each Option shall be evidenced by a
          -----------   ----------------
written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company, and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.

          Section 4.2 - Option Price.  The price per share of the Common Stock
          -----------   ------------
subject to each Option shall be set by the Committee on the Grant Date and may be at, above or below the fair market value (but not below par value) of a share of Common Stock.

          Section 4.3 - Commencement of Exercisability.  Subject to the
          -----------   ------------------------------
provisions of Section 7.2, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Stock Option Agreement; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Section 7.2, accelerate the time at which such Option or any portion thereof may be exercised.

          Section 4.4 - Expiration of Options.  The Committee shall provide, in
          -----------   ---------------------
the terms of each individual Stock Option Agreement, when such Option expires and becomes unexercisable, except that no Option may be exercised to any extent by anyone after, and every Option shall expire no later than, the expiration of ten (10) years and one (1) day from the Grant Date.

          Section 4.5 - Adjustments in Outstanding Options.  If the outstanding
          -----------   ----------------------------------
shares of Common Stock subject to Options are, from time to time, changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company, or of another corporation, by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares or otherwise, the Committee shall make an appropriate adjustment in the aggregate number and kind of shares which may be issued pursuant to Section 2.1 hereof and the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option Price per share.

          Section 4.6 - Merger, Consolidation, Exchange, Acquisition,
          -----------   ---------------------------------------------
Liquidation or Dissolution.  In its absolute discretion, and on such terms and
--------------------------
conditions as it deems appropriate, coincident with or after the grant of any Option, the Committee may provide by the terms of any Option that such Option cannot be exercised after the merger or consolidation of the Company into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation of 80% or more of the Company's then outstanding shares of voting stock or the liquidation or dissolution of the Company, and if the Committee so provides, it will also provide either by the terms of such Option or by a resolution adopted prior to the occurrence of such merger, consolidation, exchange, acquisition, liquidation or dissolution, that, for ten business days prior to such event, such Option shall be exercisable as to all shares subject thereto, notwithstanding anything to the contrary in Section 4.3 or in any installment provisions of such Option (but subject to the provisions of Section 4.4) and that, upon the occurrence of such event, such Option shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Option shall remain exercisable after any such event, from and after such event, any such Option shall be exercisable only for the kind and amount of securities and other property (including cash), or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares of stock for which such Option could have been exercised immediately prior to such event.


                                   ARTICLE V

                              EXERCISE OF OPTIONS
                              -------------------

          Section 5.1 - Persons Eligible to Exercise.  During the lifetime of
          -----------   ----------------------------
the Optionee, only he or his guardian may exercise an Option granted to him, or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under Section 4.4 or Section 4.6, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

          Section 5.2 - Partial Exercise.  At any time and from time to time
          -----------   ----------------
prior to the time when any exercisable Option or exercisable portion thereof expires or becomes unexercisable under Section 4.4 or Section 4.6, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee may, by the terms of any Option, require any partial exercise to be with respect to a specified minimum number of shares.

          Section 5.3 - Manner of Exercise.  An exercisable Option, or any
          -----------   ------------------
exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under Section 4.4 or Section 4.6:

          (i) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion thereof is exercised; and

          (ii) Full payment of the Option Price (in cash or by check) for the shares with respect to which such Option or portion thereof is thereby exercised, together with payment or arrangement for payment of any federal income or other tax required to be withheld by the Company with respect to such shares; and

          (iii) Such representations and documents as the Committee reasonably deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal, state or foreign securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates, issuing stop-transfer orders to transfer agents and registrars and requiring execution of an agreement as described in Section 5.5 hereof; and

          (iv) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

          Section 5.4 - Rights as Stockholders.  The holders of Options shall
          -----------   ----------------------
not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders and the Company agrees to issue any such certificates on a timely basis.

          Section 5.5 - Transfer Restrictions.  The transferability of the
          -----------   ---------------------
shares of Common Stock purchasable upon the exercise of any part of an Option shall be subject to the restrictions which are set forth in the Stock Option Agreement, any agreement referred to in Section 7.3 and any agreement referenced in any thereof.


                                  ARTICLE VI

                                ADMINISTRATION
                                --------------

          Section 6.1 - Committee.  The Committee, when appointed by the Board,
          -----------   ---------
shall consist of at least three Directors and shall serve at the pleasure of the Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board. In the event that the Board does not specifically appoint a Committee hereunder, the Board shall be deemed to be the Committee for purposes of administration of the Plan and all references herein to the Committee shall be deemed to be references to the Board acting with respect to the Plan in lieu of the Committee.

          Section 6.2 - Duties and Powers of Committee.  It shall be the duty
          -----------   ------------------------------
of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent herewith and to interpret, amend or revoke any such rules. Any such interpretations and rules shall be consistent with the basic purpose of the Plan to grant Options. The Board may, in its absolute discretion, at any time and from time to time, exercise any and all rights and duties of the Committee under the Plan.

          Section 6.3 - Majority Rule.  The Committee shall act by a majority
          -----------   -------------
of its members in office and the Committee may act either by vote at a telephonic or other meeting or by a memorandum or other written instrument signed by a majority of the Committee.

          Section 6.4 - Compensation; Professional Assistance; Good Faith
          -----------   -------------------------------------------------
Actions.  Members of the Committee shall not receive compensation for their
-------
services as members, but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons in connection with the administration of the Plan. The Committee, the Company and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Employees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.


                                  ARTICLE VII

                           MISCELLANEOUS PROVISIONS
                           ------------------------

          Section 7.1 - Options Not Transferable.  No Option or interest or
          -----------   ------------------------
right therein shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law or by judgment, levy, attachment, garnishment or any other legal or equitable proceeding (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.1 shall prevent transfers otherwise permitted by any Stock Option Agreement, by will or by the applicable laws of descent and distribution.

          Section 7.2 - Amendment, Suspension or Termination of the Plan.  The
          -----------   ------------------------------------------------
Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company's stockholders given within 12 months before or after the action by the Committee, no action of the Committee or the Board may, except as provided in Section 2.3, increase any limit imposed in Section 2.1 on the maximum number of shares which may be issued upon exercise of Options or extend the limit imposed in this Section 7.2 on the period during which Options may be granted. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the Employee, alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the expiration of ten years from the date the Plan is adopted or the date the stockholders of the Company approve this Plan, if earlier.

          Section 7.3 - Securityholder Agreements.  Except as otherwise
          -----------   -------------------------
consented to in writing by the Board of Directors of the Company, prior to the grant of any Option hereunder, the Optionee shall become a party to all voting agreements, stock transfer agreements, registration rights agreements and other securityholder agreements to which any holder of Common Stock or Common Stock Equivalents is a party, as provided therein. Any Permitted Transferee of the Optionee shall become a party to such agreements and shall be bound by the terms thereof as provided therein.

          Section 7.4 - Effect of Plan Upon Other Compensation Plans.  The
          -----------   --------------------------------------------
adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company to establish any other forms of incentives or compensation for Employees of the Company; or to grant or assume options or other awards otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options or other awards in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

          Section 7.5 - No Right to Continue in Employment.  Nothing in this
          -----------   ----------------------------------
Plan or in any Stock Option Agreement hereunder shall confer upon any Employee any right to continue in the employ or service of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge any Employee at any time for any reason whatsoever, with or without good cause.

          Section 7.6 - Titles.  Titles are provided herein for convenience
          -----------   ------
only and are not to serve as a basis for interpretation or construction of the Plan.

          I hereby certify that the foregoing Plan was duly adopted by the Board
of Directors of the Company on   ______________ ___, 1999.

          Executed on this  _____th day of ______, 1999.



                                    _____________________________
                                                      Secretary

                                                             GRAY FAMILY OPTIONS


                            STOCK OPTION AGREEMENT
                            ----------------------


          This Stock Option Agreement (this "Agreement"), dated as of _______ __, 1999 (the "Grant Date"), is made by and between ST. JOHN KNITS INTERNATIONAL, INCORPORATED (the "Company"), a Delaware corporation, and the employee of the Company or its subsidiary whose name appears on the signature page hereof, hereinafter referred to as the "Optionee".

          WHEREAS, the Company wishes, pursuant to the 1999 St. John Knits International, Incorporated Stock Option Plan (the "Plan") (a copy of which is attached hereto and the terms of which are hereby incorporated by reference), to grant to Optionee an Option to purchase the number of shares of Common Stock set forth on Schedule 1 in accordance with the terms of this Agreement; and

          WHEREAS, the Board of Directors of the Company has determined that it would be to the advantage and best interest of the Company and its stockholders to sell the shares and grant the Option provided for herein.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Whenever capitalized terms are used in this Agreement as defined terms, they shall have the meaning set forth in the Plan or the meaning specified below unless the context clearly indicates to the contrary.

          Section 1.1 - Cause.  "Cause" used in connection with the Termination
          -----------   -----
of Employment of the Optionee shall mean either (a) the definition of "Cause" as set forth in any employment agreement executed between the Optionee and the Company or any of its affiliates or, if no such agreement or definition therein exists, (b) a Termination of Employment of the Optionee by the Company or any affiliate thereof due to (i) willful malfeasance or willful misconduct by Optionee in connection with his employment, (ii) continuing refusal by Optionee to perform his duties, after notice of any such refusal to perform such duties or direction was given to Optionee, (iii) any breach by the Optionee of a confidentiality or noncompete covenant made in favor of the Company or an affiliate or any material breach by the Optionee of an employment agreement between the Company or an affiliate and the Optionee or (iv) the commission by Optionee of (a) any felony or (b) a misdemeanor involving moral turpitude.

          Section 1.2 - Change of Control.  "Change of Control" shall mean  (i)
          -----------   -----------------
prior to an initial Public Offering of Common Stock, the date Vestar:

     (A) ceases to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, which shall in any event include having the power to vote (or cause to be voted at Vestar's direction) pursuant to contract, irrevocable proxy or otherwise)), directly or indirectly, of a majority in the aggregate of the total voting power of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Company or otherwise, and

     (B) does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board;

          (ii) coincident with or subsequent to an initial Public Offering of Common Stock, the date that:

     (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Vestar, is or becomes the beneficial owner (as defined in clause (i)(A) above, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Company; and

     (B) Vestar "beneficially owns" (as defined in clause (i)(A) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Company than such other person and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board; or

          (iii) the date, following the expiration of any period of two consecutive years, that individuals, who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors, or whose nomination for election by the shareholders of the Company, was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

          For purposes of clauses (i) and (ii), Vestar shall be deemed to beneficially own voting power of a corporation held by any other corporation (the "parent corporation") so long as Vestar beneficially owns (as so defined), directly or indirectly, in the aggregate, a majority of the voting power of the parent corporation. For purposes hereof, Vestar shall be deemed to have voting power over each share of Common Stock owned by any Employee.

          Section 1.3 -  Closing Date.  "Closing" Date" shall mean [DATE], 1999.
          -----------    ------------

          Section 1.4 -  Common Stock Equivalents.  "Common Stock Equivalents"
          -----------    ------------------------
shall mean any stock, warrants, rights, calls, options or other securities exchangeable or exercisable for or convertible into Common Stock.

          Section 1.5 - Disability.  "Disability" of the Optionee shall mean the
          -----------   ----------
inability of the Optionee to perform the essential functions of his job, with or without reasonable accommodation, by reason of a physical or mental infirmity,
(i) for a continuous period of six (6) months or (ii) at such earlier time as the Company receives satisfactory medical evidence that the Optionee has a physical or mental disability or infirmity which is reasonably likely to prevent him from returning to the performance of his work duties for six (6) months or longer. The date of such Disability shall be on the last day of such six-month period or the fifteenth day following the day on which the Company receives such satisfactory medical evidence, as the case may be.

          Section 1.6 - EBITDA - "EBITDA" shall have the same meaning as
          -----------   ------
"Consolidated EBITDA", as such term is defined in the Credit Agreement dated as of [DATE], 1999, among the Company, the Lenders party thereto, and The Chase Manhattan Bank, as Administrative Agent, as such Agreement shall from time to time be amended.

          Section 1.7 -  LLC Agreement.  "LLC Agreement" shall mean the Amended
          -----------    -------------
and Restated Limited Liability Company Agreement of Vestar/Gray Investors LLC by and among Vestar Capital Partners III, L.P., Robert Gray, Marie Gray, Kelly A. Gray, Kelly Ann Gray Trust, Gray Family Trust and St. John Knits International, Incorporated, dated as of [DATE], 1999, as such Agreement shall from time to time be amended.

          Section 1.8 - Option.  "Option" shall mean the Option described in
          -----------   ------
Section 3.1 hereof.

          Section 1.9 - Option Shares.  "Option Shares" shall mean the shares of
          -----------   -------------
Common Stock subject to an unexercised Option.

          Section 1.10 - Option Stock.  "Option Stock" shall mean the shares of
          ------------   ------------
Common Stock received upon the exercise of the Option.

          Section 1.11 - Option Termination Event.  "Option Termination Event"
          ------------   ------------------------
shall mean either (i) a Public Offering wherein the price of the shares of Common Stock in the Public Offering would, if Vestar sold shares of Vestar Stock in the Public Offering, result in Vestar failing to achieve the Vestar Return on any such sale or (ii) a Change of Control wherein the consideration for the shares of Vestar Stock sold or otherwise disposed of in the Change of Control results in Vestar failing to achieve the Vestar Return upon such sale or other disposition.

          Section 1.12 - Public Offering.  "Public Offering" shall mean the sale
          ------------   ---------------
of Securities to the public after the Closing Date (i) pursuant to an effective registration statement filed under the Securities Act (excluding any registration of Securities on a Form S-4 or Form S-8) and (ii) which results in an active trading market in such Securities (it being understood that such an active trading market shall be deemed to exist if, among other things, such Securities are listed on a national securities exchange or on NASDAQ).

          Section 1.13 - Securities.  "Securities" shall mean shares of Common
          ------------   ----------
Stock or Common Stock Equivalents or other voting securities of the Company, whether owned on the date hereof or hereafter acquired.

          Section 1.14 - Securities Act.  "Securities Act" shall mean the
          ------------   --------------
Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

          Section 1.15 - Securityholder Agreements.  "Securityholder Agreements"
          ------------   -------------------------
shall mean any securityholder agreements to which any holder of Common Stock, Common Stock Equivalents, or Securities is a party, including, but not limited to, all voting agreements, stock transfer rights agreements and registration rights agreements, which shall include the LLC Agreement.

          Section 1.16 - Vestar.  "Vestar" shall mean Vestar Capital Partners
          ------------   ------
III, L.P., any investor therein or any affiliate thereof.

          Section 1.17 - Vestar Change of Control.  "Vestar Change of Control"
          ------------   ------------------------
shall mean a Change of Control wherein the consideration for the shares of Vestar Stock sold or otherwise disposed of in the Change of Control results in Vestar achieving at least the Vestar Return upon such sale or other disposition.

          Section 1.18 - Vestar Equity Value.   "Vestar Equity Value" shall mean
          ------------   -------------------
the sum of:

          (i) all amounts actually received by Vestar from time to time (or, in the event of a Vestar IPO, all amounts which would be received if Vestar sold shares of Vestar Stock in the Vestar IPO) on a cumulative basis through the date of determination of (A) cash (x) through any cash dividend or other distribution on account of the Vestar Stock or (y) in connection with either (1) a disposition (including by way of redemption, repurchase or repayment) of all or part of the Vestar Stock or of Securities or other non-cash property previously received by way of a dividend or other distribution on account of the Vestar Stock, but only to the extent Vestar Stock or other securities or non-cash property is so disposed, (2) a disposition of any or all of the assets of the Company or any of its subsidiaries, or (3) a recapitalization of the Company or its subsidiaries, or (B) securities or other non-cash property (valued at their fair market value) in connection with either (x) a disposition of all or part of the Vestar Stock to a third party, but only to the extent Vestar Stock is so disposed, or (y) a disposition of any or all of the assets of the Company or any of its subsidiaries (it being understood that for purposes of this clause (i), the terms "disposition," "dispose," and "disposed" shall not include the creation of a pledge, lien or other similar encumbrance); plus
                                                          ----

          (ii) an amount with respect to all shares of preferred stock of the Company held by Vestar as of the determination date (including preferred stock issued in payment of dividends and all accrued and unpaid dividends thereon to the date of determination) equal to the aggregate liquidation preference in respect thereof, determined as of such date in accordance with the terms of such preferred stock (whether or not funds would be legally available for the payment of such liquidation preference).

          Section 1.19 - Vestar IPO.  "Vestar IPO" shall mean a Public Offering
          ------------   ----------
wherein the price of the shares of Common Stock sold in the Public Offering would, if Vestar sold shares of Vestar Stock in the Public Offering, result in Vestar achieving at least the Vestar Return on any such sale.

          Section 1.20 - Vestar Return.  "Vestar Return" shall mean the
          ------------   -------------
"internal rate of return" for Vestar, which shall be deemed to have occurred on the earliest date when the Vestar Equity Value with respect to Vestar Stock is equal to or greater than, as of the date of determination, the amount determined by increasing the amount of Vestar's initial investment in the Company (the "Initial Investment") plus the amount of additional cash invested by Vestar in
-------- ----------
Vestar Stock after the Closing Date at a compounded annual rate of 20% commencing on the Closing Date (with respect to the Initial Investment made by Vestar in Vestar Stock on the Closing Date) and the date of any subsequent cash investment by Vestar (with respect to Vestar Stock acquired by Vestar after the Closing Date) through and including such date of determination.

          Section 1.21 - Vestar Stock.  "Vestar Stock" shall mean issued and
          ------------   ------------
outstanding shares of capital stock of any class or series of the Company, so long as such shares were originally acquired by Vestar from the Company.


                                  ARTICLE II

                                GRANT OF OPTION
                                ---------------

          Section 2.1 - Grant of Option.  For good and valuable consideration,
          -----------   ---------------
receipt of which is hereby acknowledged, on and as of the date hereof, the Company irrevocably grants to the Optionee the Options to purchase any part or all of an aggregate of the number of shares set forth on Schedule 1 hereof of its Common Stock upon the terms and conditions set forth in this Agreement.

          Section 2.2 - Option Price.  The initial Option Price per share of
          -----------   ------------
Common Stock subject to Options on the Grant Date and for the term of the Options is set forth on Schedule 1.

          Section 2.3 - Adjustments to Options.  Subject to Section 4.5 of the
          -----------   ----------------------
Plan, in the event that the outstanding shares of the Common Stock subject to the Options are changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company, or of another corporation, by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or otherwise, the Committee shall make an appropriate adjustment in the number and kind of shares as to which the Options, or portions thereof then exercised, shall be exercisable. Such adjustment in the Options shall be made without change in the total price applicable to the unexercised portion of the Options (except for any change in the aggregate price resulting from rounding-off of shares, quantities or prices) and with any necessary corresponding adjustment in the Option Price. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

                                  ARTICLE III

                           EXERCISABILITY OF OPTION
                           ------------------------

          Section 3.1 -  Exercisability.
          -----------    --------------

     (a)  Vesting and Exercisability.  The Option shall become vested with
          --------------------------
respect to one-third of the Option Shares on each of the first three anniversaries of the Grant Date; provided, however, that the Option shall only
                                 --------  -------
become exercisable if and to the extent that the Option is vested and either of the following occurs:

     (i) the Company achieves certain EBITDA Targets for certain fiscal years of the Company (each, a "Fiscal Year"), as set forth below:
                         ------ ----

                    Fiscal Year 1999 - $70.4 million
                    Fiscal Year 2000 - $76.2 million
                    Fiscal Year 2001 - $82.4 million

or, (ii) in the event that all such EBITDA Targets have not been achieved and the Optionee continues to be employed with the Company through the end of Fiscal Year 2001, upon the occurrence of a Vestar IPO or a Vestar Change of Control.

     (b)   Death and Disability.  In the event that the Optionee dies or becomes
           --------------------
disabled prior to the end of Fiscal Year 2001, the Optionee's Option will remain outstanding and be treated in the same manner as the Option would have been treated if the Optionee had continued to be employed with the Company through the end of the Fiscal Year 2001.

     (c)   Other Terminations of Employment.  In the event that the Optionee's
           --------------------------------
employment terminates for any reason (other than for Cause, death or Disability) prior to Fiscal Year 2001, upon the occurrence of either of the events set forth in (a)(i) and (ii), above, the Option will only be exercisable in respect of the portion of the Option in which the Optionee had vested prior to such terminations of employment.

          Section 3.2 - Expiration of Option.  The Option shall expire and may
          -----------   --------------------
not be exercised to any extent by anyone on the earliest to occur of the following events:

     (a)  the tenth anniversary of the Grant Date;

     (b) in the event of either a Public Offering or a Change of Control, with respect to any exercisable portion of the Option (or with respect to any portion of an Option that becomes exercisable upon a Vestar IPO or a Vestar Change of Control), thirty (30) days after the occurrence of either of such events;

     (c)  immediately after a Termination of Employment for Cause;

     (d) with respect to the then exercisable portion of the Option only, three months after a Termination of Employment by the Company other than for Cause, death or Disability;

     (e) with respect to the unvested portion of the Option only, any Termination of Employment other than for death or Disability;

     (f) immediately after an Option Termination Event (unless the Option has become exercisable pursuant to Section 3.1(a)(i)); or

     (g) if the Committee so determines pursuant to Section 4.6 of the Plan, upon the occurrence of any event described in that Section.


                                  ARTICLE IV

                              EXERCISE OF OPTION
                              ------------------

          Section 4.1 - Persons Eligible to Exercise.  During the lifetime of
          -----------   ----------------------------
the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.2, be exercised by the Optionee's personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

          Section 4.2 - Partial Exercise.  Any exercisable portion of the
          -----------   ----------------
Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any
                                                 --------  -------
partial exercise shall be for whole shares only.

          Section 4.3 - Manner of Exercise.  The Option, or any exercisable
          -----------   ------------------
portion thereof, may be exercised solely by delivery to the Secretary or his office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 4.2:

     (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee; and

     (b) Full payment (in cash, by certified check or by a combination thereof) for the shares with respect to which such Option or portion thereof is exercised; and

     (c) Full payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

     (d) Execution of all necessary Securityholder Agreements, which Agreements shall include a Stockholder's Agreement containing terms regarding transfer restrictions, put rights, piggyback registration rights, and other rights relating to the Option and Option Stock, by the Optionee; and

     (e)  If the Option or portion thereof shall be exercised pursuant to
Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

          Section 4.4 - Rights and Obligations Upon Exercise.  Upon exercise of
          -----------   ------------------------------------
the Option, the rights and obligations set forth in the Securityholder Agreements shall be applicable to all shares of Option Stock (including, but not limited to, the legend requirements and transfer restrictions set forth therein).

          Section 4.5 - Rights as Stockholder.  The holder of the Option shall
          -----------   ---------------------
not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Option or any portion thereof unless and until certificates representing such shares shall have been issued by the Company to such holder and the Company agrees to issue any such certificates on a timely basis.

                                   ARTICLE V

                                 MISCELLANEOUS
                                 -------------

          Section 5.1 - Options Not Transferable.  Neither the Options nor any
          -----------   ------------------------
interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.1 shall not prevent transfers by will or by the applicable laws of descent and distribution.

          Section 5.2 - Notices.  Any notice to be given under the terms of this
          -----------   -------
Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.2, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.2. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

          Section 5.3 - Titles.  Titles are provided herein for convenience only
          -----------   ------
and are not to serve as a basis for interpretation or construction of this Agreement.

          Section 5.4 - Amendment.  This Agreement may be amended only by a
          -----------   ---------
writing executed by the parties hereto which specifically states that it is amending this Agreement.

          Section 5.5 - No Right to Employment.  Nothing in this Agreement or in
          -----------   ----------------------
the Plan shall confer upon the Employee any right to continue in the employ or service of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever.

          Section 5.6 - Governing Law.  This Agreement shall be construed under
          -----------   -------------
and governed by the laws of the State of Delaware applicable to contracts made and to be performed therein. Any action to enforce, which arises out of or in any way relates to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located within the State of Delaware as provided by law; and the parties consent to the jurisdiction of such court or courts located within the State of Delaware and to service of process by registered mail, return receipt requested, or by any other manner provided by Delaware law.


          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.


                                    ST. JOHN KNITS INTERNATIONAL, INCORPORATED:

                                    By:_________________________________________
                                    Name:
                                    Title:


OPTIONEE:


____________________
[NAME]



Address:


Optionee's Taxpayer
Identification Number:



_______________________

                                  SCHEDULE 1



NUMBER OF SHARES SUBJECT TO OPTION:



OPTION PRICE PER SHARE:                  $30.00